Exhibit 21

REGIONS FINANCIAL CORPORATION
SUBSIDIARIES DECEMBER 31, 2024

1.Ascentium Depositor LLC (4)
2.Ascentium Dealership LLC (4) (f/k/a Wholesale Truck and Finance Dealership LLC)
3.BlackArch Partners LLC (7)
4.BlackArch Securities LLC (7)
5.Clearsight Advisors LLC (4)
6.First Sterling Associates, No. 8 LLC (8)
7.First Sterling Associates No. 9 LLC (4)
8.First Sterling Associates No. 10 LLC (4)
9.First Sterling Associates No. 11 LLC (4)
10.First Sterling Associates No. 14 LLC (8)
11.First Sterling Associates No. 15 LLC (8)
12.First Sterling Associates No. 16 LLC (8)
13.First Sterling Associates No. 17 LLC (8)
14.First Sterling Associates No. 18 LLC (8)
15.First Sterling Associates No. 19 LLC (8)
16.First Sterling Associates No. 20 LLC (4)
17.First Sterling Associates No. 52 LLC (8)
18.First Sterling Associates No. 53 LLC (8)
19.First Sterling Associates No. 54 LLC (8)
20.First Sterling Associates No. 55 LLC (8)
21.First Sterling Associates No. 71 LLC (10)
22.First Sterling Partners LLC (8)
23.First Sterling Partners No. 4 LLC (8)
24.First Sterling Partners No. 5 LLC (8)
25.First Sterling Partners No. 6 LLC (8)
26.First Sterling Partners No. 7 LLC (4)
27.FMLS, Inc. (6)
28.Highland Associates, Inc. (2)
29.LMIW Acquisition Management, LLC (5) (f/k/a Regions Acquisition Management, LLC)
30.Orion Summit Services LLC (8)
31.RAH Associates No. 56 LLC (8)
32.RAH Associates No. 57 LLC (8)
33.RAH Associates No. 58 LLC (8)
34.RAH Associates No. 59 LLC (8)
35.RAH Associates No. 67 LLC (10)
36.RAH Associates No. 80 LLC (8)
37.RB Affordable Housing, Inc. (2)
38.RB SLP General Partner, LLC (2)
39.Regions Affordable Housing LLC (fka RDEPF LLC) (4)
40.Regions Bank (1)
41.Regions Business Capital Corporation (4)
42.Regions Capital Advantage, Inc. (fka UPB Investment, Inc.) (6)
43.Regions CDE, LLC (4) (Inactive)
44.Regions Commercial Equipment Finance, LLC (fka A-F Leasing, LLC) (2)
45.Regions Community Development Corporation (2)
46.Regions Community Investments, LLC (4)
47.Regions Equipment Finance Corporation (2)
48.Regions Equipment Finance, Ltd. (2)
49.Regions Investment Management, Inc. (fka Morgan Asset Management, Inc.) (6)

50.Regions Investment Services, Inc. (2)
51.Regions Securities LLC (4)
52.RFC Financial Services Holding LLC (4)
53.RRECM Capital II, LLC (fka Sabal Capital II LLC) (4)
54.RRECM Capital Partners, LLC (fka Sabal Capital Partners LLC) (4)
55.RRECM Holdings LLC (fka Sabal Capital Holdings LLC) (4)
56.RRECM RR1, LLC (fka Sabal RR1 LLC) (4)
57.RRECM Servicing Corporation (fka Sabal Capital Servicing Corporation) (12)
58.Sterling Affordable Housing LLC (4)
59.Sterling Corporate Services LLC (8)
60.SCP Servicing, LLC (4)
61.Vehicle Titling Trust (4)

(1)Affiliate state bank chartered under the banking laws of Alabama.
(2)Incorporated/Organized under the laws of Alabama.
(3)Incorporated under the laws of Arkansas.
(4)Incorporated/Organized under the laws of Delaware.
(5)Incorporated/Organized under the laws of Florida.
(6)Incorporated under the laws of Tennessee.
(7)Organized under the laws of North Carolina.
(8)Organized under the laws of New York.
(9)Organized under the laws of Massachusetts.
(10)Organized under the laws of Mississippi.
(11)Organized under the laws of South Carolina
(12)Incorporated/Organized under the laws of California